UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2019

GI DYNAMICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-55195	84-1621425
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

320 Congress Street

Floor 3

Boston, MA 02210

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (781) 357-3300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value US$0.01	GID.ASX	Australia Securities Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.07	Submission of Matters to a Vote of Security Holders.

On December 16, 2019, GI Dynamics, Inc. (the “Company”) held a Special Meeting of Stockholders (the “Special Meeting”). Of the Company’s 34,388,678 shares of common stock issued and outstanding (including the underlying shares represented by CHESS Depositary Interests (“CDIs”)) and eligible to vote as of the record date of October 31, 2019, a quorum of 15,746,068 shares, or approximately 46% of the eligible shares, was present in person or represented by proxy. Each of the matters set forth below is described in detail in the Company’s Proxy Statement (the “Proxy Statement”) on Schedule 14A filed with the Securities and Exchange Commission on December 2, 2019, as supplemented. The following actions were taken at the Special Meeting:

Proposal 2—For the purposes of ASX Listing Rule 10.14 and for all other purposes, to approve the grant of 30,000 stock options to purchase 30,000 shares of the Company’s common stock to Timothy J. Barberich, a non-executive director, on the terms and conditions set out in the Proxy Statement. This proposal was approved.

For	Against	Abstained	Broker Non-Vote
15,583,898	161,920	249	0

Proposal 3—For the purposes of ASX Listing Rule 10.14 and for all other purposes, to approve the grant of 30,000 stock options to purchase 30,000 shares of the Company’s common stock to Daniel J. Moore, a non-executive director, on the terms and conditions set out in the Proxy Statement. This proposal was approved.

For	Against	Abstained	Broker Non-Vote
15,583,898	161,920	249	0

Proposal 4—For the purposes of ASX Listing Rule 10.14 and for all other purposes, to approve the grant of 30,000 stock options to purchase 30,000 shares of the Company’s common stock to Oern R. Stuge, M.D., a non-executive director, on the terms and conditions set out in the Proxy Statement. This proposal was approved.

For	Against	Abstained	Broker Non-Vote
15,583,898	161,920	249	0

Proposal 5—For the purposes of ASX Listing Rule 10.14 and for all other purposes, to approve the grant of 30,000 stock options to purchase 30,000 shares of the Company’s common stock to Juliet Thompson, a non-executive director, on the terms and conditions set out in the Proxy Statement. This proposal was approved.

For	Against	Abstained	Broker Non-Vote
15,583,898	161,920	249	0

Proposal 6—For the purposes of ASX Listing Rule 10.11 and for all other purposes, to approve, conditional on the approval of Proposal 7, the conversion feature of a convertible promissory note with a face value of $4,596,893 that was issued on August 21, 2019 to Crystal Amber Fund Limited, an existing stockholder and related party on the terms and conditions set out in the Proxy Statement. This proposal was approved.

For	Against	Abstained	Broker Non-Vote
6,145,500*	50,563	6,341	0

Proposal 7—For the purposes of ASX Listing Rule 10.11 and for all other purposes, to approve, conditional on the approval of Proposal 6, the issuance of a warrant to Crystal Amber Fund Limited, an existing stockholder and related party, which will entitle Crystal Amber Fund Limited to subscribe for 229,844,650 CDIs (representing 4,596,893 shares of the Company’s common stock), on the terms and conditions set out in the Proxy Statement. This proposal was approved.

For	Against	Abstained	Broker Non-Vote
6,145,369**	50,695	6,341	0

Proposal 8—To authorize an adjournment of the Special Meeting, if necessary, even if a quorum is present, to solicit additional proxies if there are not sufficient votes in favor of any of Proposals 1 through 7. This proposal was approved.

For	Against	Abstained	Broker Non-Vote
15,583,990	162,078	0	0

*	Any shares voted by or on behalf of Crystal Amber Fund Limited were disregarded because Crystal Amber Fund Limited, is an existing stockholder and counterparty to the convertible promissory note that is the subject of Proposal 6.

**	Any shares voted by or on behalf of Crystal Amber Fund Limited were disregarded because Crystal Amber Fund Limited, is an existing stockholder and counterparty to the convertible promissory note that is the subject of Proposal 7.

At the time of the Special Meeting, there were insufficient votes to pass Proposal 1, which sought to approve an amendment to the Company’s amended and restated certificate of incorporation to increase the number of authorized shares of its common stock from 50,000,000 to 75,000,000. As provided in the Company’s bylaws and with the authority of the proxies granted pursuant to Proposal 8, stockholders holding a majority of the shares represented at the Special Meeting and entitled to vote have voted to adjourn the meeting with respect to the votes for Proposal 1 in order to solicit additional proxies for such proposal. As announced at the Special Meeting, such meeting will reconvene at 5:00 p.m., EST, on December 19, 2019 (which is on December 20, 2019, at 9:00 a.m. AEDT) at the Company’s corporate offices located at 320 Congress Street, Floor 3, Boston, MA 02210. During the period of adjournment, the Company will continue to accept stockholder votes on Proposal 1.

A press release announcing the results of the Special Meeting is attached hereto as Exhibit 99.1

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release of GI Dynamics, Inc. dated December 17, 2019 (EST)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GI DYNAMICS, INC.

Date: December 17, 2019	By:	/s/ Charles Carter
Charles Carter
Chief Financial Officer

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